EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48313) of PS Business Parks, Inc. pertaining to the PS Business Parks, Inc. 1997 Stock Option and Incentive Plan, and the Registration Statement on Form S-3 (No. 333-78627) and in the related prospectus of our report dated January 31, 2000 with respect to the consolidated financial statement and schedule of PS Business Parks, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP





Los Angeles, California
March 29, 2000